Exhibit 99.1

NEWS

UNITED INDUSTRIES UNVEILS THREE DISTINCT OPERATING DIVISIONS
Stephen L. Tooker Named President of Home and Garden Division

ST. LOUIS, September 16, 2004 – United Industries Corporation, which operates predominantly as Spectrum Brands, today announced that it will align its existing business and recently acquired companies into three distinct operating divisions. The strategic realignment leverages the company’s record growth in the consumer lawn and garden and household insect control markets with its recent entree into the rapidly expanding consumer pet supplies industry. Concurrently, the company has named the new president of its Home and Garden division.

Consumer products veteran Stephen L. Tooker joins Spectrum Brands as President of the newly named Home and Garden Division, which is comprised of Spectrum’s former Lawn and Garden and Household segments. Tooker comes to Spectrum Brands from The Dial Corporation, a subsidiary of Henkel, where he served as Senior Vice President and General Manager of the Personal Care Division and previously held other senior leadership positions. Tooker led several of Dial’s vast consumer product business units, which included such well-known brands as Purex, Dial, Tone, Coast, and Pure and Natural, and increased new product activity, captured greater market share, and transformed various brands, while improving financial results. Prior to his ten years at Dial, Tooker spent twelve years with Procter & Gamble, advancing through a number of positions in operations and finance.

United Industries’ Canada Division, comprised of its recent acquisition of The Nu-Gro Corporation, is Canada’s leading manufacturer and marketer of consumer lawn and garden products. This division will continue to be led by John Hill, Nu-Gro’s former CEO, who will continue to manage this robust portfolio as President and will create a broader geographic reach across the continent for Spectrum Brands.  In doing so, the Canada division expands Spectrum Brands’ presence as a leading lawn and garden company and the world’s leading supplier of controlled release nitrogen for commercial and consumer product development.

United Industries’ Pet Division, birthed from Spectrum Brands’ recent acquisition of United Pet Group, will be led by John Heil, the former CEO of United Pet Group, or UPG, who will serve as President. UPG is a leading manufacturer and marketer of premium branded pet supplies within the nearly $8 billion industry, which has served to diversify Spectrum Brands’ holdings well beyond its lawn and garden and household insect control categories.

Bob Caulk to Lead Unified Company as Chairman and CEO

Having steered United Industries through five successful acquisitions in the past four years, Bob Caulk will oversee the three operating divisions, continuing as Chairman and CEO. “This dynamic realignment represents a purposeful realization of our strategic plan, a natural evolution of the company’s leadership structure due to organic and external achievements,” he said. “I am proud to say that our leadership team is very strong—as evidenced by our most recent addition of Steve Tooker.”

“Steve is a seasoned leader who brings to Spectrum Brands broad experience across a wide variety of consumer categories. He has consistently delivered outstanding results throughout his career spanning fiscal growth, new product development, consumer marketing, and process improvement. Such expertise will most certainly result in exponential growth for our core home and garden products,” Caulk stated.

“Our new three-division structure, with each operating group led by an extremely talented president, enhances Spectrum Brands’ focus on each business unit, resulting in greater dedication to each of our customers within diverse industries and distinct geographies,” he added.

About United Industries

United Industries Corporation, headquartered in St. Louis, Missouri, is the leading manufacturer and marketer of value-oriented products for the consumer lawn and garden care and household insect control markets in North America and a leading supplier of quality products to the pet supply industry in the United States.

United Industries’ Home and Garden Division, which operates as Spectrum Brands (spectrumbrands.com), includes the Spectracide®, Spectracide Triazicide®, Spectracide Terminate®, Garden Safe® and Real-Kill® brands in the controls category, Sta-Green®, Vigoro®, Schultz™, Peters®, Bandini® and Best® brands in the lawn and garden fertilizer and organic growing media categories and Hot Shot®, Cutter® and Repel® brands in the consumer household insecticide and insect repellent categories.

United Industries’ Canada Division, which operates as Nu-Gro (nu-gro.com), includes the CIL®, Wilson®, Vigoro®, Pickseed®, So-Green®, Plant-Prod®, Greenleaf® and Green Earth® brands in the consumer home and garden categories in Canada. Nu-Gro also produces and distributes controlled release nitrogen and other fertilizer technologies to the consumer, professional and golf industries worldwide under the names IB Nitrogen®, Nitroform®,Nutralene®, Organiform® and S.C.U.®.

United Industries’ Pet Division, which operates as United Pet Group (unitedpetgroup.com), or UPG, manufactures and markets premium pet supplies products for dogs, cats, fish, birds, and small animals. UPG markets the broadest line in the industry, including integrated aquarium kits, stand-alone tanks, filters and filter media, sea salt, and other aquarium supplies and accessories, as well as a variety of pet treats and supplies. UPG’s aquatics brands, which include Marineland®, Perfecto®, and Instant Ocean®, are leading brands in their market segments. UPG’s pet supply brands include Eight in One®, Nature’s Miracle®, Dingo®, Lazy Pet®, St. Aubrey®, Wild Harvest® and One Earth™.

(Bloomberg Symbol: 14496Z)

Certain statements in this press release regarding the Company’s business, with the exception of historical facts, may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties, many of which are beyond the Company’s control.  When, and if, used herein, the words “will,” “should,” “believe,” “plan,” “preliminary,” “may,” “strategies,” “goals,” “anticipate,” “indicate,” “intend,” “determine,” “estimate,” “expect,” “project” and similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  All forward-looking statements apply only as of the date they are disclosed and are based on the Company’s expectations at that time.  Actual results could differ materially from these statements as a result of weather conditions, retailer line item reviews, the loss of customers or product listings, changes in external competitive market factors, unanticipated changes in the financial performance of the Company, its customers, its industry or the economy in general, unexpected accounting charges, public perception regarding the safety of its products, as well as various other factors described in the Company’s filings with the U.S. Securities and Exchange Commission.  The Company does not undertake any obligation to update or revise publicly any forward-looking statements made by the Company or on its behalf, whether as a result of new information, future events or otherwise. Although the Company believes that its plans, intentions and expectations reflected in or suggested by any forward-looking statements made herein are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved.

Media Contact:	Daniel J. Johnston
United Industries Corporation
(314) 427-0780
ir@spectrumbrands.com

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